                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material under Rule 14a-12

                 SATCON TECHNOLOGY CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials:
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.
           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                         SATCON TECHNOLOGY CORPORATION
                                161 FIRST STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, will be held on Wednesday, February 21, 2001 at 9:00 a.m. at the offices of the Corporation, 161 First Street, Cambridge, Massachusetts 02142-1221, to consider and act upon the following matters:

    1.  To elect three (3) Class I Directors for the ensuing three years;

    2. To approve an amendment to the Corporation's Certificate of Incorporation increasing from 25,000,000 to 50,000,000 the number of authorized shares of Common Stock;

    3.  To approve the Corporation's 2000 Stock Incentive Plan;

    4. To ratify the selection of Arthur Andersen LLP as independent auditors for the Corporation for the fiscal year ending September 30, 2001; and

    5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on January 5, 2001 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournment thereof. The stock transfer books of the Corporation will remain open for the purchase and sale of the Corporation's Common Stock.

    We hope that all stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to EquiServe, L.P., the Corporation's transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting, your Proxy will, upon your written request, be returned to you and you may vote your shares in person.

    All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,
                                          MICHAEL C. TURMELLE

                                          Secretary

Cambridge, Massachusetts
January   , 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                         SATCON TECHNOLOGY CORPORATION
                                161 FIRST STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 21, 2001

    The enclosed Proxy is solicited by the Board of Directors of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, February 21, 2001 at 9:00 a.m. at the offices of the Corporation, 161 First Street, Cambridge, Massachusetts 02142, and at any adjournment or adjournments thereof.

    All Proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the Proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any Proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Corporation.

    The Corporation's Annual Report to Stockholders for the fiscal year ended September 30, 2000 ("Fiscal 2000") is being mailed to stockholders with the mailing of these proxy materials on or about January 24, 2001.

    A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN OR ORAL REQUEST TO THE INVESTOR RELATIONS DEPARTMENT OF THE CORPORATION, SATCON TECHNOLOGY CORPORATION, 161 FIRST STREET, CAMBRIDGE, MASSACHUSETTS 02142,
TELEPHONE: (617) 661-0540.

VOTING SECURITIES AND VOTES REQUIRED

    Stockholders of record at the close of business on January 5, 2001 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On that date, 13,892,185 shares of the Corporation's common stock, $0.01 par value per share (the "Common Stock"), were issued and outstanding.

    Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. The representation in person or by Proxy of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business.

    Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by Proxy at the Annual Meeting. The Corporation has no other securities entitled to vote at the Annual Meeting.

    Shares held in "street name" by brokers or nominees who indicate on their Proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be considered as present and entitled to vote with respect to a particular matter and will have no effect on the voting on such matter.

    Stockholders may vote in person or by Proxy. Execution of a Proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder voting by Proxy has the right to revoke it at any time before it is exercised by giving written notice to the Secretary of the Corporation prior to the Annual Meeting, or by giving to the Secretary of the Corporation a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the Annual Meeting will be voted as specified therein. If a stockholder does not specify in the Proxy how the shares are to be voted, they will be voted in favor of the election as directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of December 31, 2000, certain information concerning the beneficial ownership of the Corporation's Common Stock by (i) each person known by the Corporation to own beneficially five percent (5%) or more of the outstanding shares of the Corporation's Common Stock; (ii) each of the Corporation's executive officers and directors; and (iii) all executive officers and directors as a group.

    The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire on or before February 29, 2001 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                       NUMBER OF SHARES
                                                         BENEFICIALLY     PERCENTAGE OF COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                    OWNED(2)           BENEFICIALLY OWNED
---------------------------------------                ----------------   --------------------------
Brown Simpson Partners I, Ltd.(3)....................     1,246,900                  8.6 %
  152 West 57th Street, 40th Floor
  New York, NY 10019
DQE Enterprises(4)...................................       813,138                  5.8
  One Northshore Center, Suite 100
  12 Federal Street
  Pittsburgh, PA 15212
Mechanical Technology Incorporated(5)................     1,900,000                 13.6
  325 Washington Avenue Extension
  Albany, NY 12205
Marshall J. Armstrong................................        26,000                  *
David B. Eisenhaure(6)...............................     4,562,588                 32.4
Alan P. Goldberg(7)..................................     1,915,000                 13.7
  c/o Mechanical Technology Incorporated
  325 Washington Avenue Extension
  Albany, NY 12205
Thomas A. Hurkmans(8)................................       813,138                  5.8
  c/o DQE Enterprises
  One Northshore Center, Suite 100
  12 Federal Street
  Pittsburgh, PA 15212
James L. Kirtley, Jr.................................        59,933                  *
Sean F. Moran........................................        33,000                  *
Michael C. Turmelle..................................       114,861                  *
Gerald L. Wilson.....................................        15,000                  *
All Executive Officers and Directors as a Group
  (eight persons)(6)(7)(8)...........................     5,639,520                 39.4 %

------------------------

*   Less than 1%

(1) The address for all executive officers and directors, other than Mr. Goldberg and Mr. Hurkmans, is c/o SatCon Technology Corporation, 161 First Street, Cambridge, Massachusetts 02142.

(2) Includes the following number of shares of Common Stock issuable upon the exercise of outstanding stock options which may be exercised on or before February 29, 2001: Mr. Armstrong: 26,000; Mr. Eisenhaure: 85,834; Mr.
    Goldberg: 15,000; Mr. Hurkmans: 15,000; Dr. Kirtley: 56,733; Mr. Moran:
    30,000; Mr. Turmelle: 79,966; Dr. Wilson: 15,000; all executive officers and directors as a group: 323,533.

(3) Consists of 520,800 shares of Common Stock held by Brown Simpson Partners I, Ltd. and 675,000 shares of Common Stock issuable upon exercise of a warrant held by Brown Simpson Partners I, Ltd.

(4) Includes 15,000 shares of Common Stock issuable upon exercise of a stock option held by Mr. Hurkmans. DQE Enterprises and Mr. Hurkmans have entered into an arrangement by which DQE Enterprises will receive the financial benefits of such option. Mr. Hurkmans disclaims beneficial ownership of these shares.

(5) Includes 100,000 shares of Common Stock issuable upon exercise of warrants held by Mechanical Technology Incorporated.

(6) Includes 1,800,000 shares of Common Stock held by Mechanical Technology Incorporated and 100,000 shares of Common Stock issuable upon exercise of warrants held by Mechanical Technology Incorporated. Mr. Eisenhaure is a director of Mechanical Technology Incorporated and disclaims beneficial ownership of these shares.

(7) Includes 1,800,000 shares of Common Stock held by Mechanical Technology Incorporated and 100,000 shares of Common Stock issuable upon exercise of warrants held by Mechanical Technology Incorporated. Mr. Goldberg is a director of Mechanical Technology Incorporated and disclaims beneficial ownership of these shares.

(8) Includes 798,138 shares of Common Stock held by DQE Enterprises, of which Mr. Hurkmans is the President. Also includes 15,000 shares of Common Stock issuable upon exercise of a stock option held by Mr. Hurkmans. DQE Enterprises and Mr. Hurkmans have entered into an arrangement by which DQE Enterprises will receive the financial benefit of such option. Mr. Hurkmans disclaims beneficial ownership of these shares.

                             ELECTION OF DIRECTORS

    The Corporation has a classified Board of Directors consisting of three Class I Directors, two Class II Directors and two Class III Directors. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The persons named in the enclosed Proxy will vote to elect, as Class I Directors, David B. Eisenhaure, James L. Kirtley, Jr. and Alan P. Goldberg, the three director nominees named below, unless the Proxy is marked otherwise. Each Class I Director will be elected to hold office until the 2004 Annual Meeting of Stockholders and until his successor is elected and qualified.

    If a stockholder returns a Proxy without contrary instructions, the persons named as Proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board of Directors of the Corporation. The nominees have indicated their willingness to serve, if elected; however, if any of the nominees should be unable to serve, the shares of Common Stock represented by Proxies may be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

    For each member of the Board of Directors, including those who are nominees for election as Class I Directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the name of other publicly held companies of which he serves as a director and his age and length of service as a director of the Corporation.

    No director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

    Pursuant to the Securities Purchase Agreement (the "1997 Securities Purchase Agreement"), dated as of May 28, 1997, by and among the Corporation, Beacon Power Corporation ("Beacon Power"), an affiliate of the Corporation, and DQE Enterprises, Anthony J. Villiotti was elected to the Corporation's Board of Directors on June 30, 1997. On January 13, 2000, Mr. Villiotti resigned from his position as a director of the Corporation, and the Board of Directors appointed Mr. Thomas A. Hurkmans, as the representative of DQE Enterprises, to fill the vacancy resulting from the resignation of Mr. Villiotti. Mr. Hurkmans was elected to the Corporation's Board of Directors by the stockholders on March 15, 2000. Pursuant to the terms of the 1997 Securities Purchase Agreement, as long as DQE Enterprises owns five percent (5%) of the Corporation's Common Stock, the Corporation must recommend that the Corporation's stockholders vote for DQE Enterprises' representative and cause to be voted for such representative the shares of Common Stock for which the Corporation's management or Board of Directors holds Proxies or are otherwise entitled to vote.

    Pursuant to the Securities Purchase Agreement (the "1999 Securities Purchase Agreement"), dated as of October 21, 1999, between the Corporation and Mechanical Technology Incorporated, Mr. Goldberg was elected to the Corporation's Board of Directors as of November 15, 1999. Pursuant to the terms of the 1999 Securities Purchase Agreement, as long as Mechanical Technology Incorporated owns five percent (5%) of the Corporation's Common Stock, the Corporation must recommend that the Corporation's stockholders vote for Mechanical Technology Incorporated's representative. The Corporation has also agreed to appoint an additional member to its Board of Directors based on recommendations by Mechanical Technology Incorporated.

NOMINEES FOR TERMS EXPIRING IN 2004 (CLASS I DIRECTORS)

    DAVID B. EISENHAURE, age 55, became a Director in 1985.

    DAVID B. EISENHAURE joined SatCon as President, Chief Executive Officer and Chairman of the Board of Directors in 1985. Prior to founding SatCon, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated from 1974 to 1985, and with its predecessor, the Massachusetts Institute of Technology's Instrumentation Laboratory, from 1967 to 1974. Mr. Eisenhaure holds S.B., S.M. and an Engineer's Degree in Mechanical Engineering from the Massachusetts Institute of Technology ("M.I.T."). In addition to his duties at SatCon, Mr. Eisenhaure holds an academic position at M.I.T., serving as a lecturer in the Department of Mechanical Engineering. Mr. Eisenhaure also serves on the board of directors of Mechanical Technology Incorporated and Beacon Power.

    ALAN P. GOLDBERG, age 55, became a Director in 1999.

    ALAN P. GOLDBERG joined SatCon as a director in 1999. Mr. Goldberg has served as President and Co-Chief Executive Officer and as a Director of First Albany Companies Inc., an investment bank, since 1993. Mr. Goldberg also serves on the board of directors of Mechanical Technology Incorporated and Beacon Power. Mr. Goldberg is active in industry and civic organizations and serves on the board of several non-profit institutions. He received a B.A. degree in Government from Tufts University.

    JAMES L. KIRTLEY, JR., PH.D., age 55, became a Director in 1992.

    JAMES L. KIRTLEY, JR., PH.D., joined SatCon as a consultant in 1985 and became a director in 1992. On March 1, 1998, Dr. Kirtley commenced employment with SatCon on a full-time basis as the Vice President and General Manager of the Corporation's Technology Center. In February 2000, Dr. Kirtley was promoted to Vice President and Chief Scientist at SatCon. Dr. Kirtley is also a Professor of

Electrical Engineering at M.I.T. and became a member of the M.I.T. faculty in 1971. Dr. Kirtley received his S.B., S.M., E.E. and Ph.D. degrees in Electrical Engineering from M.I.T.

DIRECTORS WHOSE TERMS EXPIRE IN 2002 (CLASS II DIRECTORS)

    MICHAEL C. TURMELLE, age 41, became a Director in 1993.

    MICHAEL C. TURMELLE joined SatCon in September 1987, where he served as Controller from September 1987 until November 1991, as Secretary since
June 1993 and as Vice President, Chief Financial Officer and Treasurer from November 1991 until January 2000. Mr. Turmelle became a director in June 1993. In January 2000, Mr. Turmelle was promoted from Chief Financial Officer to Chief Operating Officer. From July 1984 to August 1987, Mr. Turmelle held several positions with HADCO Corporation, a manufacturer of circuit boards. From February 1982 to June 1984, Mr. Turmelle was employed by the aerospace division of General Electric Corporation and held several positions, including internal auditor. Mr. Turmelle holds a B.A. degree in Economics from Amherst College.

    GERALD L. WILSON, age 61, became a Director in 2000.

    GERALD L. WILSON joined SatCon as a director in July 2000. Dr. Wilson is the former Dean of the School of Engineering at M.I.T. and the Vannevar Bush Professor of Engineering at M.I.T. Dr. Wilson has served on M.I.T.'s faculty since 1965 and currently serves as a Professor of Electrical and Mechanical Engineering. Dr. Wilson also serves as the Chairman of the Science Advisory Boards of General Motors Corporation and Pratt and Whitney, a division of United Technologies Corporation, and as a member of the science advisory board for Cummins Engine Company, Inc. He is a director of Analogic Corporation and NSTAR, a company formed by the merger of BEC Energy and Commonwealth Energy System.

DIRECTORS WHOSE TERMS EXPIRE IN 2003 (CLASS III DIRECTORS)

    MARSHALL J. ARMSTRONG, age 65, became a Director in 1994.

    MARSHALL J. ARMSTRONG joined SatCon as a director in 1994. Mr. Armstrong previously served as Chief Executive Officer and Chairman of the Board of Thermo Power Corporation from 1992 through 1997. Thermo Power provided research and development relating to engines, cogeneration and refrigeration equipment to the marine, food processing, transportation, power generating, petrochemical and pharmaceutical industries. From January 1998 to September 1999, Mr. Armstrong served as Senior Vice President of Thermo Electron Corporation, where he has been employed since 1968 in various capacities including management of Thermo Electron's government affairs. Mr. Armstrong also served as a Director of Thermo Sentron, Inc. Mr. Armstrong holds an M.S. degree from George Washington University and a B.S. degree in Mechanical Engineering from the University of Vermont.

    THOMAS A. HURKMANS, age 35, became a Director in 2000.

    THOMAS A. HURKMANS joined SatCon as a director in January 2000. Since 1995, Mr. Hurkmans has served as the President of DQE Enterprises, Inc., a wholly-owned subsidiary of DQE, Inc. which acquires and develops businesses involved in energy-services and technologies, communications and electronic commerce. From 1991 through 1995, Mr. Hurkmans served as a Vice President of DQE Enterprises. Prior to joining DQE Enterprises, Mr. Hurkmans founded and served as the President of Organization Technologies Group, a computer software company. In addition, he was employed as an investment banker with Merrill
Lynch & Co., Inc., where he advised energy and communications companies on strategic and financial matters including acquisitions, divestitures and capital formation. Mr. Hurkmans received a B.A. degree in Economics from Bates College.

EXECUTIVE OFFICERS OF THE CORPORATION

    SEAN F. MORAN, age 42, became an Executive Officer in 2000.

    SEAN F. MORAN joined SatCon in January 2000 and has served as Vice President of Finance, Chief Financial Officer and Treasurer since February 2000. Prior to joining SatCon, Mr. Moran served as Vice President of Finance, Chief Financial Officer and Treasurer of Anika Therapeutics, Inc., a biotechnology company, since February 1993. He served as Treasurer of MedChem Products, Inc., a manufacturer of medical devices, from May 1991 to February 1993. Mr. Moran also served as Controller of MedChem Products, Inc. from September 1990 to May 1991. Mr. Moran received a B.S. in Business Administration and an M.B.A. from Babson College.

    For additional information relating to Executive Officers of the Corporation, see disclosure regarding Messrs. Eisenhaure and Turmelle and Dr. Kirtley set forth under the heading "Election of Directors."

    For information relating to shares of Common Stock owned by each of the Directors and Executive Officers of the Corporation, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

    The Board of Directors met eight times during Fiscal 2000. During Fiscal 2000, each of the Corporation's directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors of the Corporation and the total number of meetings held by all committees of the Board of Directors of the Corporation on which he served.

    The Corporation does not have a standing nominating committee or a committee performing similar functions.

    The Audit Committee consists of Messrs. Armstrong, Goldberg and Hurkmans, each of whom is independent, as defined by the applicable listing standards of the National Association of Securities Dealers. The Audit Committee was established for the purposes of (i) recommending the selection of the Corporation's independent auditors; (ii) reviewing the effectiveness of the Corporation's accounting policies and practices, financial reporting and internal controls; (iii) reviewing any transactions that involve a potential conflict of interest; (iv) reviewing the scope of independent audit coverages and the fees charged by the independent accountants; and (v) reviewing the independence of such accountants from the Corporation's management. The Audit Committee also reviews other matters with respect to its accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee met three times during Fiscal 2000. On June 9, 2000, the Board of Directors adopted a written charter for the Audit Committee, a copy of which is attached as EXHIBIT A to this Proxy Statement.

    Messrs. Goldberg and Hurkmans serve as the members of the Corporation's Compensation Committee. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Corporation's executives. Following review and approval by the Compensation Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for approval. The Compensation Committee approves compensation arrangements for officers, consultants and directors of the Corporation including but not limited to the grant of options to purchase the Corporation's Common Stock pursuant to the Corporation's stock option plans or other plans that may be established. The Compensation Committee met four times during Fiscal 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock to file with the SEC initial reports of ownership of the Corporation's Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of the Corporation's records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the Corporation's most recent fiscal year.

COMPENSATION OF DIRECTORS

    Since November 1992, each of the Corporation's directors has received a fee of $200 for each Board of Directors meeting attended, as well as a retainer of $900 per quarter.

    During Fiscal 2000, the Corporation granted stock options to purchase shares of the Corporation's Common Stock to the members of the Board of Directors as follows: Mr. Armstrong: 26,000; Mr. Eisenhaure: 100,000; Mr. Goldberg: 15,000; Mr. Hurkmans: 15,000; Dr. Kirtley: 76,600; Mr. Turmelle: 81,750; and
Dr. Wilson: 15,000. The stock option exercise price for Messrs. Armstrong, Goldberg and Hurkmans is $17.563 per share, and these stock options were immediately exercisable upon grant. The stock option exercise price for Dr. Wilson is $31.25 per share, and this stock option was immediately exercisable upon grant. The stock option exercise price for Messrs. Eisenhaure and Turmelle and Dr. Kirtley is $17.563 per share, and these stock options vest over four years.

    In addition, on November 8, 2000, the Corporation's Board of Directors adopted a director stock option program, pursuant to which (i) each individual who first becomes a non-employee director of the Corporation will receive a nonstatutory stock option to purchase 15,000 shares of the Corporation's Common Stock on the date of his or her initial election to the Board of Directors; and
(ii) on the date of each Annual Meeting of Stockholders of the Corporation commencing with the Annual Meeting (other than a director who is initially elected to the Corporation's Board of Directors at any such Annual Meeting of Stockholders or, if previously, at any time after the prior year's Annual Meeting of Stockholders), provided that he or she is serving as a director immediately following the date of such Annual Meeting of Stockholders, (a) each non-employee director will be granted a nonstatutory stock option to purchase 5,000 shares of the Corporation's Common Stock and (b) each non-employee director who is serving as chairman of the Corporation's Audit Committee or Compensation Committee will be granted a nonstatutory stock option to purchase an additional 1,000 shares of the Corporation's Common Stock. These nonstatutory stock options will be immediately exercisable and will have exercise prices equal to the closing price of the Corporation's Common Stock on the Nasdaq National Market on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    BEACON POWER AND DQE ENTERPRISES

    Pursuant to the terms of a securities purchase agreement, dated October 23, 1998, between Beacon Power, Perseus Capital, L.L.C., DQE Enterprises, Micro Generation Technology Fund, L.L.C. and the Corporation:

    - Beacon Power sold to these investors 1,900,000 shares of Beacon Power's class D preferred stock,

    - the investors received warrants to purchase an aggregate of 2,227,500 shares of Beacon Power's common stock, and

    - the Corporation granted the investors the right to cause the Corporation, in the circumstances and for the consideration described below, to purchase all of their shares of Beacon Power's class D preferred stock and all of their shares of Beacon Power's common stock issuable upon conversion of their shares of class D preferred stock.

    Upon exercise of this "put right" by a class D preferred stock investor, the Corporation would have been required to pay the stated value of the shares of Beacon Power's class D preferred stock acquired by that investor plus accrued and unpaid dividends, in shares of the Corporation's Common Stock. For this purpose, the Corporation's Common Stock would have been valued at the average fair market value for the 15 trading days before and after notice of exercise of the put right. The put right was exercisable within 60 days of the second, third, fourth and fifth anniversary of the closing date of the transaction, upon events relating to the bankruptcy of Beacon Power, upon the occurrence of going private transactions involving the Corporation and upon the deregistration of the Corporation's Common Stock by the SEC or the delisting or other removal of the Corporation's Common Stock from trading on the Nasdaq National Market. The put right terminated on November 17, 2000, the date of the listing of Beacon Power's common stock on the Nasdaq National Market.

    The shares of Beacon Power's class D preferred stock were not registered under the Securities Act of 1933, as amended, but the investors entered into registration rights agreements with Beacon Power and the Corporation. The aggregate consideration received by Beacon Power was $4,750,000. Of the 1,900,000 shares of Beacon Power's class D preferred stock issued pursuant to this securities purchase agreement, DQE Enterprises purchased 400,000 shares of Beacon Power's class D preferred stock for an aggregate purchase price of $1,000,000. DQE Enterprises also received warrants to purchase 450,000 shares of Beacon Power's common stock.

    From June 1999 through March 31, 2000, Beacon Power was financed through the issuance of approximately $4.7 million of bridge notes and warrants to the investors, including $890,000 from DQE Enterprises. On April 7, 2000, pursuant to the terms of a second securities purchase agreement, Beacon Power issued 1,226,141 shares of its class E preferred stock and warrants to purchase 306,535 shares of its class E preferred stock in exchange for the conversion of all of its outstanding bridge notes. In this transaction, DQE Enterprises received 204,797 shares of Beacon Power's class E preferred stock and a warrant to purchase 51,199 shares of its class E preferred stock.

    On April 21, 2000, Beacon Power raised an additional $4.1 million through the sale of additional bridge notes and warrants to purchase shares of Beacon Power's common stock. On May 23, 2000, pursuant to the terms of a third securities purchase agreement, Beacon Power issued 6,785,711 shares of its class F preferred stock and additional warrants to purchase shares of Beacon Power's common stock. The exercise price and the number of shares subject to these additional warrants were based on the initial public offering price of Beacon Power's common stock. The shares of class F preferred stock and the additional warrants were issued in consideration for the cancellation of $5.2 million in bridge notes and an additional $23.3 million cash investment by existing and new investors. DQE Enterprises received 476,190 shares of Beacon Power's class F preferred stock and a warrant to purchase shares of Beacon Power's common stock in exchange for the cancellation of a $300,000 bridge note and an additional cash investment of $1.7 million.

    Pursuant to the terms of a letter agreement, dated October 23, 1998, Mr. Eisenhaure agreed with the purchasers that, in the event that at any time on or prior to the full exercise or expiration of the put right, the number of authorized shares of the Corporation's Common Stock that were legally available for issuance in satisfaction of the put right was less than 1,000,000 more than the total number of shares of the Corporation's Common Stock required to satisfy the Corporation's obligations under the put right, then Mr. Eisenhaure would take all action under his control to increase the number of authorized shares of the Corporation's Common Stock.

    The terms of the securities purchase agreements were determined on the basis of arms-length negotiations. Prior to the execution of the 1998 securities purchase agreement, neither the Corporation nor Beacon Power had any material relationship with Perseus Capital, L.L.C. or Micro Generation

Technology Fund, L.L.C. In May 1997, DQE Enterprises made an investment in the Corporation and received warrants to purchase shares of Beacon Power's common stock. In connection with that transaction, DQE Enterprises entered into agreements with the Corporation and Beacon Power pursuant to which, among other things, DQE Enterprises acts as exclusive distributor of Beacon Power's products, subject to certain exceptions, in seven Mid-Atlantic States and the District of Columbia. Beacon Power also entered into a consulting agreement with DQE Enterprises pursuant to which DQE Enterprises was compensated by Beacon Power in the amount of $150,000 per annum in exchange for consulting services provided by DQE Enterprises to Beacon Power. On October 23, 1998, Beacon Power and DQE Enterprises modified this consulting arrangement so that Beacon Power was obligated to pay for DQE Enterprises' consulting services in shares of Beacon Power's common stock. On November 1, 1999, this agreement was further modified to provide for payment by Beacon Power to DQE Enterprises in shares of Beacon Power's class A preferred stock. In addition, the shares of Beacon Power's common stock that had been issued to DQE Enterprises under the consulting agreement were cancelled and shares of Beacon Power's class A preferred stock were issued to DQE Enterprises. On October 31, 2000, the consulting agreement was terminated, and Beacon Power issued 60,000 shares of its class A preferred stock to DQE Enterprises as a final payment.

    Beacon Power was organized by the Corporation in May 1997 to continue the development and distribution of the stationary, terrestrial applications of the Corporation's flywheel energy storage technology. DQE Enterprises owns of record more than five percent of the Corporation's Common Stock, and Mr. Hurkmans, the President of DQE Enterprises, serves on the Corporation's Board of Directors.

    BEACON POWER AND MECHANICAL TECHNOLOGY INCORPORATED

    On April 21, 2000, in connection with Beacon Power's bridge note and warrant financing, Mechanical Technology Incorporated loaned $1.2 million to Beacon Power and received a warrant to purchase 12,000 shares of Beacon Power's common stock. On May 23, 2000, pursuant to the terms of the third securities purchase agreement described above, Beacon Power issued 1,428,571 shares of its class F preferred stock and an additional warrant to purchase shares of Beacon Power's common stock to Mechanical Technology Incorporated. The exercise price of $2.25 and the number of shares subject to this additional warrant (1,333,333) were based on the initial public offering price of Beacon Power's common stock. In December 2000, Mechanical Technology Incorporated exercised this additional warrant pursuant to a cashless exercise provision contained in the warrant and received 985,507 shares of Beacon Power's common stock. The shares of class F preferred stock and the additional warrant were issued in consideration for the cancellation of the $1.2 million represented by the bridge note and an additional $4.8 million cash investment by Mechanical Technology Incorporated. On August 25, 2000, Mechanical Technology Incorporated exercised its warrant for 12,000 shares of Beacon Power's common stock in full for an aggregate exercise price of $50,400. Mechanical Technology Incorporated owns of record more than five percent of the Corporation's Common Stock, and Mr. Goldberg, a director of Mechanical Technology Incorporated and co-chief executive officer of First Albany Companies Inc., serves on the Corporation's Board of Directors. Mr. Goldberg also serves on Beacon Power's board of directors.

    ACQUISITION OF LING ELECTRONICS AND INVESTMENT BY MECHANICAL TECHNOLOGY
     INCORPORATED

    In October 1999, the Corporation acquired Ling Electronics, Inc. and Ling Electronics, Ltd. from Mechanical Technology Incorporated. In consideration for the acquisition of Ling Electronics and an investment by Mechanical Technology Incorporated in the Corporation, Mechanical Technology Incorporated received a total of 1,800,000 shares of the Corporation's Common Stock and warrants to purchase an additional 100,000 shares of the Corporation's Common Stock at an exercise price of $8.80 per share. On October 21, 1999, Mechanical Technology Incorporated funded $2,570,000 of its investment in the Corporation and received 370,800 shares of Common Stock and issued a warrant to the Corporation to purchase 108,000 shares of Mechanical Technology Incorporated's common stock at an exercise price of $12.56 per share. At a second closing of Mechanical Technology Incorporated's investment, on January 31, 2000, the Corporation issued to Mechanical Technology Incorporated 659,200 shares of the Corporation's Common Stock and a warrant to purchase an additional 64,000 shares of the Corporation's Common Stock at an exercise price of $8.80 per share in exchange for $4,500,000 in cash and a warrant to purchase 192,000 shares of Mechanical Technology Incorporated's common stock at an exercise price of $12.56 per share. In connection with these transactions, Alan
P. Goldberg, a director of Mechanical Technology Incorporated and co-chief executive officer of First Albany Companies Inc., was elected a member of the Corporation's Board of Directors on November 15, 1999. The Corporation has also agreed to appoint an additional member to its Board of Directors based on recommendations by Mechanical Technology Incorporated, and Mechanical Technology Incorporated agreed to appoint Mr. Eisenhaure to its board of directors. Mr. Eisenhaure currently serves on the board of directors of Mechanical Technology Incorporated.

    PLUG POWER AND BEACON POWER

    As of December 31, 2000, Mechanical Technology Incorporated owned 1,800,000 shares of the Corporation's Common Stock and warrants to purchase 100,000 shares of the Corporation's Common Stock. As of December 31, 2000, Mechanical Technology Incorporated owned 13,704,315 shares, or 31.4%, of Plug Power's common stock. The Corporation sells electronic components to Plug Power, and the Corporation believes these transactions are on an arms-length basis. Sales transactions with Plug Power accounted for $53,000 and $34,000 in revenues in fiscal years 1999 and 2000, respectively. In addition, the Corporation performs funded research and development and sells power electronic boards and components to Beacon Power, and the Corporation believes these transactions are also on an arms-length basis. Sales transactions with Beacon Power accounted for $424,000, $73,000 and $471,000 in revenues in fiscal years 1998, 1999 and 2000, respectively.

    LOANS TO MICHAEL C. TURMELLE

    In October 1999 and December 1999, the Corporation loaned an aggregate of $85,000 to Mr. Turmelle. The loans were represented by two promissory notes for $10,000 and $75,000, respectively. Under the terms of the promissory notes, the loans bore interest at 5.74% per annum, and principal and interest was due and payable in full on December 15, 2000. On April 1, 2000, Mr. Turmelle repaid to the Corporation $86,569, the entire principal amount of the loans plus all outstanding accrued interest. Mr. Turmelle is the Corporation's Vice President, Chief Operating Officer and Secretary and is one of its Directors.

    CONSULTING AGREEMENT WITH MARSHALL J. ARMSTRONG

    On July 19, 2000, the Corporation entered into a consulting agreement with Marshall J. Armstrong, one of its Directors. In consideration for Mr. Armstrong providing consulting, advisory and related services under the consulting agreement, the Corporation has agreed to pay Mr. Armstrong $2,000 per day (which amount will be proportionately less for partial days) for services performed as well as reimbursement of reasonable and necessary expenses incurred by Mr. Armstrong in connection with the consulting agreement. As of December 31, 2000, the Corporation has paid Mr. Armstrong $3,000 under the terms of the consulting agreement.

    The Corporation believes that each of the transactions described above, other than the loan to Mr. Turmelle, was carried out on terms that were no less favorable to the Corporation than those that would have been obtained from unaffiliated third parties. The Corporation believes that the loan to Mr. Turmelle was a reasonable employee benefit based on Mr. Turmelle's tenure and position with the Corporation.

    For executive officer compensation and option exercise information, see "Compensation of Executive Officers" and "Compensation Committee Report on Executive Compensation."

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION TABLE. The following table sets forth information concerning the annual and long-term compensation for services rendered to the Corporation for the fiscal years ended September 30, 2000, 1999 and 1998, of those persons who were at September 30, 2000 (i) the chief executive officer of the Corporation and (ii) each other executive officer of the Corporation whose annual compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                        ANNUAL COMPENSATION           COMPENSATION
                                                -----------------------------------   ------------
                                                                                         AWARDS
                                                                                      ------------
                                                                       OTHER ANNUAL    SECURITIES     ALL OTHER
                                      FISCAL                           COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR     SALARY($)   BONUS($)       ($)        OPTIONS (#)        ($)
---------------------------          --------   ---------   --------   ------------   ------------   ------------
David B. Eisenhaure................    2000     $225,500      --          $3,900(3)      100,000        $9,787(4)
  President, Chief Executive           1999     $225,500      --          $5,400(3)       40,000        $9,787(4)
  Officer and Chairman of the Board    1998     $215,254      --          $4,400(3)       40,000        $9,787(4)
Michael C. Turmelle(1).............    2000     $148,500      --          $3,900(3)       81,750        $7,995(4)
  Vice President, Chief Operating      1999     $148,500      --          $5,400(3)       40,000        $7,995(4)
  Officer, Secretary and Director      1998     $141,750      --          $4,400(3)       40,000        $7,995(4)
Sean F. Moran(2)...................    2000     $111,457      --          --             150,000        --
  Vice President, Chief Financial
  Officer and Treasurer

------------------------

(1) In January 2000, Mr. Turmelle was promoted from Chief Financial Officer to Chief Operating Officer.

(2) Mr. Moran joined the Corporation in January 2000 and has served as Vice President of Finance, Chief Financial Officer and Treasurer since February 2000.

(3) Amounts consist of Board of Director fees paid to Messrs. Eisenhaure and Turmelle in their capacity as Directors of the Corporation of $900 per quarter and $200 per Board of Directors meeting attended.

(4) Amounts include the dollar value of term life insurance premiums paid by the Corporation on a $1,000,000 term life insurance policy of which members of the executive officers' families are the beneficiaries.

    OPTION GRANTS TABLE. The following table sets forth information concerning individual grants of stock options to purchase the Corporation's Common Stock made to the executive officers named in the Summary Compensation Table during Fiscal 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                               ----------------------------------------------------------       ANNUAL RATES OF
                                  NUMBER OF                                                       STOCK PRICE
                                 SECURITIES        % OF TOTAL                                  APPRECIATION FOR
                                 UNDERLYING      OPTIONS GRANTED   EXERCISE                     OPTION TERM(3)
                               OPTIONS GRANTED   TO EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
NAME                               (#)(1)        FISCAL YEAR(2)    ($/SHARE)      DATE        5% ($)      10% ($)
----                           ---------------   ---------------   ---------   ----------   ----------   ----------
David B. Eisenhaure..........      100,000            12.19%        $17.56       4/14/10    $1,104,528   $2,799,090
Michael C. Turmelle..........       81,750             9.97%        $17.56       4/14/10    $  902,951   $2,288,256
Sean F. Moran................      150,000            18.29%        $17.56       1/19/10    $1,656,791   $4,198,635

------------------------

(1) Mr. Eisenhaure's and Mr. Turmelle's stock options were granted on April 14, 2000 and vest over four-year periods. Mr. Moran's stock option was granted on January 19, 2000 and vests in equal annual increments over a five-year period.

(2) In Fiscal 2000, stock options to purchase a total of 826,350 shares of Common Stock were granted to employees of the Corporation, including executive officers.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the stock options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Corporation's Common Stock over the term of the stock options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Corporation's Common Stock.

    AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE. The following table sets forth certain information regarding stock options exercised during Fiscal 2000 and held as of September 30, 2000 by the executive officers named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                           NUMBER OF
                                                                          SECURITIES
                                                                          UNDERLYING
                                                                          UNEXERCISED      VALUE OF UNEXERCISED IN-
                                                                       OPTIONS AT FISCAL     THE-MONEY OPTIONS AT
                                                                          YEAR-END(#)       FISCAL YEAR-END($)(2)
                                                                       -----------------   ------------------------
                                    SHARES ACQUIRED   VALUE REALIZED     EXERCISABLE/            EXERCISABLE/
NAME                                ON EXERCISE (#)       ($)(1)         UNEXERCISABLE          UNEXERCISABLE
----                                ---------------   --------------   -----------------   ------------------------
David B. Eisenhaure...............      --                --            72,501/139,999      $1,883,650/$2,942,005
Michael C. Turmelle...............      30,750           $580,560       69,566/115,884      $1,797,922/$2,438,770
Sean F. Moran.....................      --                --               -- /150,000       $   --   /$2,728,050

------------------------

(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Value is based on the closing sale price of the Corporation's Common Stock on September 29, 2000, the last trading day of Fiscal 2000 ($35.75), less the applicable option exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    The Corporation has entered into Key Employee Agreements (the "Employee Agreements") with Messrs. Eisenhaure and Turmelle which expire on June 30, 2001. The Employee Agreements provide for automatic renewal for three-year periods unless written notice of termination is given by either party not less than three months prior to the expiration date. In addition, pursuant to the Employee Agreements, each of Messrs. Eisenhaure and Turmelle is entitled to receive benefits offered to the Corporation's employees generally as well as a severance payment equal to 100% of his annual salary, payable in twelve equal monthly installments if (i) the Corporation or a substantial portion of the Corporation is acquired without the approval of the Board of Directors of the Corporation;
(ii) his employment is terminated without cause; or (iii) without his consent, his salary is reduced, there is a substantial change in his position, there is a change in his principal place of employment from the greater Boston, Massachusetts area or the Employee Agreement is not renewed following the expiration of its term. The Employee Agreements also contain provisions prohibiting Messrs. Eisenhaure and Turmelle from competing with the Corporation for a one-year period following termination of employment.

    In addition, on March 22, 2000, the Corporation entered into a Change in Control Letter Agreement (the "Change in Control Agreement") with Mr. Moran pursuant to which Mr. Moran is entitled to receive severance payments equal to 100% of his annual salary in the event of the termination of Mr. Moran's employment (including a material adverse change in his authority, duties or compensation without his prior consent or the relocation of his place of work more than 100 miles from the Corporation's executive offices) within one year of the occurrence of a "change in control event" (as defined in the Change in Control Agreement). As a condition to receiving these severance payments, Mr. Moran must deliver a general release to the Corporation within 60 days of his termination.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Corporation's executive compensation program is administered by the Compensation Committee. This committee, composed of Messrs. Goldberg and Hurkmans, is responsible for establishing the policies that govern base salary, as well as short and long-term incentives for the Corporation's senior management team.

    The Committee believes that the primary objectives of the Corporation's compensation policies are to attract and retain a management team that can effectively implement and execute the Corporation's strategic business plan. These compensation policies include (i) an overall management compensation program that is competitive with management compensation programs at companies of similar sizes and lines of business; (ii) short-term bonus incentives, which may be put in place, for management to meet the Corporation's net income performance goals; and (iii) long-term incentive compensation in the form of stock options which will encourage management to continue to focus on stockholder return.

    The Committee's goal is to use compensation policies to closely align the interests of management with the interests of stockholders in building long-term value for the Corporation's stockholders. The Committee reviews its compensation policies from time to time in order to determine the reasonableness of the Corporation's compensation programs and to take into account factors which are unique to the Corporation.

    As described above, Messrs. Eisenhaure and Turmelle have signed Employee Agreements with the Corporation defining the executive officer's duties, salary, severance arrangements and restrictions on competition with the Corporation. In addition, Mr. Moran has entered into the Change in Control Agreement (as described above).

    BASE SALARY. The Committee's goal is not only to assure a base level sufficient to attract and retain key executives, but also to balance that goal with long-term incentives which assure that a significant portion of annual compensation is dependent upon the financial performance of the Corporation. Base salaries for executive officers did not increase from the fiscal year ended September 30, 1999 ("Fiscal 1999") to Fiscal 2000. Base salaries for executive officers may increase in the future if the Corporation advances in size and profitability.

    BONUS. During Fiscal 1999, the Committee adopted an incentive bonus plan, pursuant to which certain executive officers of the Corporation are eligible for an annual bonus award based on certain performance-based criteria. This plan is designed to (i) attract and retain highly qualified executives and other personnel by providing competitive annual incentive opportunities; (ii) provide performance-leveraged incentives which motivate and reward superior managerial performance and the profitable growth of the Corporation; and (iii) support a performance-oriented environment that differentiates individual rewards based on performance and results. Although this plan has been adopted, it is not currently in effect.

    STOCK OPTIONS. In examining stock option, equity incentive, phantom stock and other plans typically provided to senior management in publicly held corporations, the Compensation Committee determined that the Corporation should provide equity incentives to its senior management. Stock options have been issued in recognition of the performance of the senior management team to date in improving the Corporation's financial position, establishing important strategic relationships with manufacturers and distributors, and developing and bringing to market innovative new technologies. The Committee also believes that the granting of stock options is a valuable incentive tool for management to continue to focus on realizing strategic goals and in building value for all stockholders. Most of the stock option grants vest over a multi-year period.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. In Fiscal 2000, the Corporation's Chief Executive Officer, David B. Eisenhaure, received salary compensation of $225,500, representing no change from his salary in Fiscal 1999. The compensation for Mr. Eisenhaure was based upon careful analysis of other comparable public companies' Chief Executive Officer's compensation and the performance of the Corporation, including continued development and commercialization of the Corporation's technology and the revenue growth of the Corporation and its subsidiaries, and Mr. Eisenhaure's efforts in locating appropriate product acquisition candidates.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portions of its executive compensation to comply with certain exemptions to
Section 162(m). However, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions to
Section 162(m) when the Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance.

                                          COMPENSATION COMMITTEE

                                          ALAN P. GOLDBERG
                                          THOMAS A. HURKMANS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During Fiscal 2000, Messrs. Armstrong, Goldberg, Hurkmans, John P. O'Sullivan, Jr. and Villiotti served as members of the Compensation Committee. For information regarding Mr. Goldberg's relationship with Mechanical Technology Incorporated and Mr. Hurkmans' relationship with DQE Enterprises, see "Certain Relationships and Related Transactions."

AUDIT COMMITTEE REPORT

    In connection with the preparation and filing of the Corporation's Annual Report on Form 10-K for the year ended September 30, 2000, the Audit Committee
(i) reviewed and discussed the audited financial statements with the Corporation's management, (ii) discussed with Arthur Andersen LLP, the Corporation's independent auditors, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of Arthur Andersen LLP with Arthur Andersen LLP. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended September 30, 2000.

                                          AUDIT COMMITTEE

                                          MARSHALL J. ARMSTRONG
                                          ALAN P. GOLDBERG
                                          THOMAS A. HURKMANS

COMPARATIVE STOCK PERFORMANCE GRAPH

    The comparative stock performance graph below compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on September 29, 1995, and plotted at the end of the last trading day of each fiscal year, in each of (i) the Corporation's Common Stock; (ii) the Nasdaq National Market Index of U.S. Companies ("Nasdaq Index"); and (iii) a peer group index of four companies that provide similar services to those of the Corporation (Ballard Power Systems, Inc., IMPCO Technologies, Inc., Mechanical Technology Incorporated and Unique Mobility, Inc. (the "Peer Group Index")). The Peer Group Index differs from the one used for the immediately preceding fiscal year in that Kollmorgen Corp. has been removed and IMPCO Technologies, Inc. has been added. Kollmorgen Corp. merged out of existence during Fiscal 2000.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG SATCON TECHNOLOGY CORPORATION,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

[GRAPH APPEARS HERE]

                                                         SATCON
                 MEASUREMENT PERIOD                    TECHNOLOGY     NASDAQ    PEER GROUP
                (FISCAL YEAR COVERED)                  CORPORATION    INDEX       INDEX
-----------------------------------------------------  -----------   --------   ----------
09/29/95.............................................    $100.00     $100.00     $100.00
09/30/96.............................................    $ 74.42     $116.75     $ 85.57
09/30/97.............................................    $118.60     $158.69     $148.88
09/30/98.............................................    $ 52.33     $164.91     $217.15
09/30/99.............................................    $ 93.02     $266.79     $264.77
09/29/00.............................................    $332.56     $364.95     $801.22

                      INCREASE IN AUTHORIZED COMMON STOCK

    The Board of Directors has approved, and has recommended that the stockholders of the Corporation approve, an amendment to the Corporation's Certificate of Incorporation providing for an increase from 25,000,000 to 50,000,000 in the number of authorized shares of Common Stock. As of December 31, 2000, the Company had a total of 13,892,185 shares of Common Stock outstanding, 1,388,950 shares of Common Stock reserved for future issuance under its stock incentive plans and 977,000 shares of Common Stock reserved for issuance upon exercise of warrants. The amendment is attached as EXHIBIT B to this Proxy Statement.

    If the amendment is approved, the additional 25,000,000 authorized shares of Common Stock would be available for issuance in the future for corporate purposes, including, without limitation, financings, acquisitions, stock splits, stock dividends and management incentive and employee benefit plans, as the Board of Directors may deem advisable, without the necessity of further stockholder action.

    The issuance of additional shares of Common Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Corporation's current stockholders and could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Corporation. The Corporation is not aware of any attempts on the part of a third party to effect a change of control of the Corporation and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT INCREASING THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK IS IN THE BEST INTERESTS OF THE CORPORATION AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

                     APPROVAL OF 2000 STOCK INCENTIVE PLAN

    On November 8, 2000, the Board of Directors of the Corporation adopted, subject to stockholder approval, the 2000 Stock Incentive Plan (the "2000 Plan"). Up to 1,200,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2000 Plan. If stockholder approval is not obtained, incentive stock options may not be issued under the 2000 Plan, options may not be issued to executive officers of the Corporation and compensation attributable to awards under the 2000 Plan could not qualify for the qualifying performance-based compensation exemption to Section 162(m). The 2000 Plan is attached as EXHIBIT C to this Proxy Statement.

    The Board of Directors believes that the future success of the Corporation depends, in large part, upon the ability of the Corporation to maintain a competitive position in attracting, retaining and motivating key personnel. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE 2000 PLAN IS IN THE BEST INTERESTS OF THE CORPORATION AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE 2000 PLAN

    The following is a brief summary of the 2000 Plan. The following summary is qualified in its entirety by reference to the 2000 Plan.

    DESCRIPTION OF AWARDS

    The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options and restricted stock awards (collectively "Awards").

    INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Corporation or its parent or subsidiary corporations). The 2000 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Corporation of shares of Common Stock, by delivery to the Corporation of a promissory note, or by any other lawful means.

    RESTRICTED STOCK AWARDS. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Corporation to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

    ELIGIBILITY TO RECEIVE AWARDS

    Officers, employees, directors, consultants and advisors of the Corporation and its subsidiaries, including any business ventures in which the Corporation has a significant interest, as determined by the Board of Directors, are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may only be granted to employees of the Corporation or its parent or subsidiary corporations. The maximum number of shares with respect to which an Award may be granted to any participant under the 2000 Plan may not exceed 500,000 shares per calendar year.

    As of December 31, 2000, approximately 265 persons were eligible to receive Awards under the 2000 Plan, including the Corporation's four executive officers and four non-employee directors. The granting of Awards under the 2000 Plan is discretionary and the Corporation cannot now determine the number or type of Awards to be granted in the future to any particular person or group. During Fiscal 2000, (i) Mr. Eisenhaure received a stock option grant for the right to purchase 100,000 shares of Common Stock at an exercise price of $17.563 per share; (ii) Mr. Turmelle received a stock option grant for the right to purchase 81,750 shares of Common Stock at an exercise price of $17.563 per share; (iii) Mr. Moran received a stock option grant for the right to purchase 150,000 shares of Common Stock at an exercise price of $17.563 per share; and (iv) Dr. Kirtley received a stock option grant for the right to purchase 76,600 shares of Common Stock at an exercise price of $17.563 per share. Each of these grants was made under the Corporation's 1999 Stock Incentive Plan.

    On January 5, 2001, the last reported sale price of the Corporation's Common Stock on the Nasdaq National Market was $11.50.

    ADMINISTRATION

    The 2000 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board of Directors may delegate authority under the 2000 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Corporation. The Board has authorized the Compensation Committee to administer certain aspects of the 2000 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 Plan, the Board of Directors, the Compensation Committee or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any option or restricted stock award and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. In addition, Mr. Eisenhaure is authorized to grant stock options to employees and non-executive officers in accordance with the Corporation's past practices, provided that the maximum number of shares subject to such stock options for any one participant is 50,000 per year.

    The Board of Directors is required to make appropriate adjustments in connection with the 2000 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 2000 Plan), the Board of Directors is authorized to provide for outstanding Options to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options. Upon the occurrence of an Acquisition Event also constituting a Change in Control Event (as defined in the 2000 Plan), the vesting of approximately 50% of each optionee's unvested Options will accelerate and vest. In addition, if an employee is terminated without Cause (as defined in the 2000 Plan) or leaves the Corporation for Good Reason (as defined in the 2000
Plan) within 12 months of an Acquisition Event also constituting a Change in Control Event, all of such employee's unvested Options will accelerate and vest. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2000 Plan subject, however, in the case of incentive stock options, to any limitations under the Code.

    AMENDMENT OR TERMINATION

    No Award may be made under the 2000 Plan after November 8, 2010, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2000 Plan, except that no Award designated as subject to
Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Corporation's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2000 Plan and with respect to the sale of Common Stock acquired under the 2000 Plan.

    INCENTIVE STOCK OPTIONS

    In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

    Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

    If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

    If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

    NONSTATUTORY STOCK OPTIONS

    As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

    With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

    RESTRICTED STOCK AWARDS

    A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under
Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

    Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin on the day after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or on the day after the Award is granted if a Section 83(b) Election is made.

    TAX CONSEQUENCES TO THE CORPORATION

    The grant of an Award under the 2000 Plan will have no tax consequences to the Corporation. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2000 Plan will have any tax consequences to the Corporation. The Corporation generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    On May 12, 1999, the Corporation dismissed PricewaterhouseCoopers LLP ("PwC") from its position as the Corporation's independent public accountants. The decision to change accountants was recommended by the Corporation's Audit Committee and approved by the Corporation's Board of Directors. None of the reports of PwC on the financial statements of the Corporation for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Corporation's two most recent fiscal years and the subsequent interim period immediately preceding the date of the dismissal of PwC, the Corporation had no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements of the Corporation. None of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, occurred with respect to the Corporation's two most recent fiscal years or the subsequent interim period preceding the dismissal of PwC.

    On May 25, 1999, the Corporation engaged Arthur Andersen LLP as its independent public accountants. The decision to engage Arthur Andersen LLP was recommended by the Corporation's Audit Committee and approved by the Corporation's Board of Directors. During the Corporation's two most recent fiscal years, and any subsequent interim period prior to engaging Arthur Andersen LLP, (i) neither the Corporation nor anyone on its behalf consulted Arthur Andersen LLP regarding the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Corporation's financial statements; and (ii) no written report or oral advice concerning the same was provided to the Corporation that Arthur Andersen LLP concluded was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing or financial reporting issue.

    The persons named in the enclosed Proxy will vote to ratify the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending
September 30, 2001 unless otherwise directed by the stockholders. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders if he or she so desires. If the stockholders do not ratify the selection of Arthur Andersen LLP as the Corporation's independent auditors, the selection of such independent auditors will be reconsidered by the Audit Committee and the Board of Directors.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                            SOLICITATION OF PROXIES

    The cost of solicitation of Proxies will be borne by the Corporation. In addition to the solicitation of Proxies by mail, officers and employees of the Corporation may solicit Proxies in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending Proxies and proxy material to beneficial owners.

                              REVOCATION OF PROXY

    Subject to the terms and conditions set forth herein, all Proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless at or prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The notice of revocation must indicate the certificate number and numbers of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                             STOCKHOLDER PROPOSALS

    In order to be included in Proxy material for the 2002 Annual Meeting of Stockholders, stockholders' proposed resolutions must be received by the Corporation at its offices, 161 First Street, Cambridge, Massachusetts 02142 on or before October 23, 2001. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

    If a stockholder of the Corporation wishes to present a proposal before the 2002 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Corporation's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Corporation at the address noted above. The Secretary must receive such notice by January 4, 2002. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of the Corporation will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                          MICHAEL C. TURMELLE
                                          SECRETARY

Cambridge, Massachusetts
January   , 2001

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                       EXHIBIT A

                            AUDIT COMMITTEE CHARTER

I.  Membership

    A. NUMBER. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

    B. INDEPENDENCE. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

       1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

       2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

       3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

       4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation--other than benefits under at tax qualified retirement plan, compensation for director service or nondiscretionary compensation--greater than $60,000; and

       5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

       Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

    C. FINANCIAL LITERACY. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

    D. CHAIRMAN. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II. Responsibilities of the Audit Committee

    The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

    A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

    B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

    C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

    D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

    E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

    F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

    G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

    H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

    I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

    J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

    K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

    L.  The Audit Committee shall meet privately at least once per year with:
       (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

                                                                       EXHIBIT B

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SATCON TECHNOLOGY CORPORATION
                            PURSUANT TO SECTION 242
                       OF THE GENERAL CORPORATION LAW OF
                             THE STATE OF DELAWARE
                            ------------------------

    SatCon Technology Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

    The Board of Directors of the Corporation duly adopted a resolution by Written Action dated November 8, 2000, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval. The stockholders of the Corporation duly approved said proposed amendment at the Annual Meeting of Stockholders held on February 21, 2001 in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:  That the Board of Directors deems it advisable and in the best interests of the Corporation and its stockholders that Article 4 of the Certificate of Incorporation of the Corporation be, and hereby is, deleted and is replaced in its entirety by the provisions attached hereto as APPENDIX 1 in order to increase the authorized number of shares of Common Stock of the Corporation from 25,000,000 to 50,000,000.

    IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President
this   day of February, 2001.

                                                       SATCON TECHNOLOGY CORPORATION

                                                       By:
                                                            -----------------------------------------
                                                                       David B. Eisenhaure
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                      APPENDIX 1

4. The total number of shares of stock which the Corporation shall have authority to issue is fifty-one million (51,000,000) shares, fifty million (50,000,000) of which shall be Common Stock, of the par value of one cent ($0.01) per share; and one million (1,000,000) of which shall be Preferred Stock, of the par value of one cent ($0.01) per share.

    Additional voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of stock shall be determined by the Board of Directors of the Corporation from time to time.

                                                                       EXHIBIT C

                         SATCON TECHNOLOGY CORPORATION
                           2000 STOCK INCENTIVE PLAN

1.  PURPOSE

    The purpose of this 2000 Stock Incentive Plan (the "Plan") of SatCon Technology Corporation, a Delaware corporation ("SatCon" or the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of SatCon's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which SatCon has a significant interest, as determined by the Board of Directors of SatCon (the "Board").

2.  ELIGIBILITY

    All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options or restricted stock awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3.  ADMINISTRATION AND DELEGATION

    (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

    (b) DELEGATION TO CHIEF EXECUTIVE OFFICER. To the extent permitted by applicable law, the Board may delegate to David B. Eisenhaure in his capacity as Chairman of the Board, President and Chief Executive Officer of SatCon the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares for any one Participant to be made by such executive officer.

    (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) above to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.  STOCK AVAILABLE FOR AWARDS

    (a) NUMBER OF SHARES. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 1,200,000 shares of common stock, $0.01 par value per share, of SatCon (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.  STOCK OPTIONS

    (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

    (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of SatCon and its parent and subsidiary corporations as defined in Sections 424(e) and 424(f) of the Code, respectively, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

    (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

    (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

    (e) EXERCISE OF OPTION. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

    (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

       (1) in cash or by check, payable to the order of the Company;

       (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

       (3) when the Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved

           by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

       (4) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

       (5) by any combination of the above permitted forms of payment.

    (g) SUBSTITUTE OPTIONS. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.  RESTRICTED STOCK

    (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

    (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

    (c) STOCK CERTIFICATES. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

    (a) CHANGES IN CAPITALIZATION. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this
Section 7(a) shall not be applicable.

    (b) LIQUIDATION OR DISSOLUTION. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

    (c)  REORGANIZATION AND CHANGE IN CONTROL EVENTS

        (1)  DEFINITIONS

           (a) A "Reorganization Event" shall mean:

                (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

                (ii) any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction.

           (b) A "Change in Control Event" shall mean:

                (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
                    Act) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either
                    (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,
                    (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition, or (D) any acquisition by David B. Eisenhaure (including his heirs) (each such party is referred to herein as an "Exempt Person") of any shares of Common Stock; provided that, after such acquisition, such Exempt Person does not beneficially own more than 50% of either (i) the Outstanding Company Common Stock or (ii) the Outstanding Company Voting Securities; or

                (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

               (iii) the consummation of a merger, consolidation,
                     reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any Exempt Person, the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

           (c) "Good Reason" shall mean any significant diminution in the Participant's title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site.

           (d) "Cause" shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

        (2)  EFFECT ON OPTIONS

           (a) REORGANIZATION EVENT. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company (A) one-half of the number of shares subject to the Option which were not already vested shall be exercisable upon the occurrence of such Reorganization Event and, subject to (B) below, the remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each subsequent vesting date and (B) such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

                   Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

           (b) CHANGE IN CONTROL EVENT THAT IS NOT A REORGANIZATION EVENT. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

        (3)  EFFECT ON RESTRICTED STOCK AWARDS

           (a) REORGANIZATION EVENT THAT IS NOT A CHANGE IN CONTROL EVENT. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

           (b) CHANGE IN CONTROL EVENT. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

        (4)  LIMITATIONS.  Notwithstanding the foregoing provisions of this
    Section 7(c), if the Change in Control Event is intended to be accounted for as a "pooling of interests" for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this
    Section 7(c) would preclude accounting for the Change in Control Event as a "pooling of interests" for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

8.  GENERAL PROVISIONS APPLICABLE TO AWARDS

    (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

    (b) DOCUMENTATION. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

    (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

    (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

    (e) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

    (f) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

    (g) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

    (h) ACCELERATION. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.  MISCELLANEOUS

    (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

    (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

    (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

    (e) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

SATCON TECHNOLOGY
CORPORATION

C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398






                               DETACH HERE

    Please mark
/X/ votes as in
    this example.


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                         SATCON TECHNOLOGY CORPORATION
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1. To elect the following three (3) nominees as Class I Directors of the
   Corporation.
                                                    For All     With-   For All
                                                    Nominees    hold    Except
       (01) David B. Eisenhaure
       (02) Alan P. Goldberg                         /  /      /  /     /  /
       (03) James L. Kirtley, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through the name of the nominee for whom you do not wish to vote. Your shares will be voted for the remaining nominee(s).





                                                     FOR    AGAINST    ABSTAIN
2. To approve an amendment to the Corporation's
   Certificate of Incorporation increasing from      /  /     /  /       /  /
   25,000,000 to 50,000,000 the number of
   authorized shares of Common Stock.

                                                     FOR    AGAINST    ABSTAIN
3. To approve the Corporation's 2000 Stock
   Incentive Plan.                                   /  /     /  /       /  /


                                                     FOR    AGAINST    ABSTAIN
4. To ratify the selection of Arthur Andersen LLP
   as independent auditors for the Corporation for   /  /     /  /       /  /
   the fiscal year ending September 30, 2001.

5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


   Mark box at right if an address change or comment has been noted      /  /
   on the reverse side of this card.



Signature:                                           Date
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Signature:                                           Date
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



                               DETACH HERE



                        SATCON TECHNOLOGY CORPORATION

   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 21, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS





The undersigned, revoking all prior proxies, hereby appoints David B. Eisenhaure and Michael C. Turmelle as Proxies with full power of substitution to each, to vote for and on behalf of the undersigned at the 2001 Annual Meeting of Stockholders of SATCON TECHNOLOGY CORPORATION (the "Corporation") to be held at the offices of the Corporation, 161 First Street, Cambridge, Massachusetts 02142 on Wednesday, February 21, 2001 at 9:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said David B. Eisenhaure and Michael C. Turmelle to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of the Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.


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PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.
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When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by the President or other authorized officer and indicate the signer's office. If a partnership, please sign in partnership names by all authorized persons.
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HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

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